Exhibit 99.1

GLOBAL EAGLE ACQUISITION CORP. APPOINTS JOHN LAVALLE AND LOUIS BELANGER-MARTIN TO TOP MANAGEMENT POSITIONS

UPON CLOSING OF BUSINESS COMBINATION

Los Angeles, CA — January 24, 2013 — Global Eagle Acquisition Corp. (NASDAQ: EAGL; EAGLW; EAGLU) (Global Eagle) today announced that, upon the closing of its proposed business combination transaction, John LaValle, the Chief Executive Officer of Row 44, Inc. (Row 44), will become Chief Executive Officer of Global Eagle, and Louis Belanger-Martin, the Chief Executive Officer of Advanced Inflight Alliance AG (AIA), will become Vice Chairman of the Board of Global Eagle.

Under the proposed business combination, Global Eagle will acquire Row 44 and 86% of the issued and outstanding shares of AIA. Global Eagle Acquisition Corp. will be renamed Global Eagle Entertainment Inc. upon the closing and will be the public holding company for both Row 44 and AIA.

“I’m pleased that John has agreed to serve as CEO and Louis as Vice Chairman of Global Eagle Entertainment,” stated Ed Shapiro, Chairman of the Boards of Row 44 and AIA and Chairman-designate of Global Eagle Entertainment. “I have worked closely with both John and Louis in their respective CEO roles over the past several years and have watched them build industry leading companies. John has done a tremendous job positioning Row 44 to extend its leadership position in satellite-based in-flight connectivity, while Louis has continued to leverage his nearly two decades of airline content experience to position AIA for the next stage of its growth. I look forward to tapping their talents in running of this newly combined company.”

Harry Sloan and Jeff Sagansky, founders of Global Eagle Acquisition Corp., stated: “The appointments of John and Louis at Global Eagle allows them to bring their strengths to the public company level. They work extremely well together and we look forward to being part of their success.”

LaValle has served as the CEO of Row 44 for the past year. After joining the company in 2007, he helped to establish and strengthen Row 44’s leadership position in satellite-based in-flight Wi-Fi and entertainment content. In his more than 20 years with technology companies, LaValle has completed three successful IPOs. LaValle’s successful track record includes COO and/or CFO roles at National Beverage Properties, TelASIC Communications, Kotura, Inc., Stamps.com (IPO 1999), Comcore Semiconductor, Trikon Technologies (IPO 1995), Superconductor Technologies (IPO 1992) and PS Medical.

Belanger-Martin will continue to serve as the Chief Executive Officer at AIA, a position he has held since 2011. He will also continue to serve as a Member of the Management Board at AIA and will lead the efforts to develop Global Eagle’s offering into a single solution. The founder of DTI Software, Belanger-Martin is credited as one of the executives who pioneered the in-flight entertainment business. He will continue to maintain key relationships for AIA and Global Eagle Entertainment with the company’s customers, which include more than 100 airlines as well as with international equipment manufactures and leading consortiums of videogame producers.

In November 2012, Global Eagle announced the signing of definitive agreements for the business combination to create the largest entertainment and connectivity platform for the worldwide airline industry. AIA is the leading supplier of games, movies, general entertainment and applications to the airline industry, serving more than 130 airlines worldwide. Row 44 is a leading satellite-based broadband service provider to the global airline industry, with its in-flight entertainment connectivity system currently installed on more than 450 aircraft that operate over land and sea worldwide.

About Advanced Inflight Alliance AG

Advanced Inflight Alliance AG (AIA) is the world's leading provider of innovative content and solutions for the in-flight entertainment industry. AIA, which is listed on the Frankfurt Stock Exchange, and its subsidiaries are market-leading companies pioneering in the "passenger experience" sector which provide content solutions such as international and local audio, video, applications, games and services to the majority of the world's airlines. AIA was incorporated in Germany in 1998 and completed its initial public offering in 1999.

About Row 44

Row 44, Inc. is a satellite-based in-flight Wi-Fi and entertainment content provider for commercial airlines. Row 44 enables airlines worldwide to provide their travelers with high-speed Internet connectivity, access to world-class entertainment content, including live television and streaming Video-On-Demand, and local activities that can be booked en route, all streamed directly to their Wi-Fi-enabled devices. Row 44, through its airline partners, has a fleet of approximately 450 high-speed Wi-Fi-enabled planes that operate over land and sea. The Row 44 platform uses Ku-band satellite technology for connectivity to deliver airline passengers a quality travel experience, and airlines incremental revenue and growth opportunities. To learn more, please visit www.row44.com.

About Global Eagle

Global Eagle Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Global Eagle Acquisition Corp. and one or more businesses. Global Eagle Acquisition Corp. is a Delaware corporation formed in 2011. It raised approximately $190 million in its IPO in May 2011 and its securities are traded on NASDAQ under the ticker symbols EAGL, EAGLW and EAGLU.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

Global Eagle has filed with the Securities and Exchange Commission (SEC) a definitive proxy statement in connection with the proposed business combination and has mailed a definitive proxy statement and other relevant documents to its stockholders. Global Eagle stockholders and other interested persons are advised to read the definitive proxy statement, and any amendments thereto, in connection with Global Eagle's solicitation of proxies for the stockholders’ meeting to be held to approve the business combination because the proxy statement contains important information about AIA, Row 44, Global Eagle and the proposed business combination. The definitive proxy statement has been mailed to stockholders of record of Global Eagle as of December 17, 2012. Stockholders may also obtain copies of the proxy statement, without charge, at the SEC's website at http://www.sec.gov, or by directing a request to: Global Eagle Acquisition Corp., 10900 Wilshire Blvd., Suite 1500, Los Angeles, CA 90024. Attn.: James A. Graf, Chief Financial Officer.

PARTICIPANTS IN THE SOLICITATION

Global Eagle and its directors and officers may be deemed participants in the solicitation of proxies to Global Eagle's stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in Global Eagle is contained in the proxy statement for the proposed business combination.

FORWARD LOOKING STATEMENTS

This press release may include "forward looking statements" within the meaning of the "safe harbor" provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to the timing of the proposed business combination with Row 44 and AIA, as well as the expected performance, strategies, prospects and other aspects of the businesses of Global Eagle, AIA, Row 44 and the combined company after completion of the proposed business combination, are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the inability of Global Eagle to meet NASDAQ’s listing requirements, including the minimum 300 public holders requirement; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Row 44 or the stock purchase agreement for the acquisition of shares of AIA (the "Business Combination Agreements"); (3) the outcome of any legal proceedings that may be instituted against Global Eagle, AIA, Row 44 or others following announcement of the Business Combination Agreements and transactions contemplated therein; (4) the inability to complete the transactions contemplated by the Business Combination Agreements due to the failure to obtain approval of the stockholders of Global Eagle or other conditions to closing in the Business Combination Agreement; (5) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Business Combination Agreements; (6) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (7) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (8) costs related to the proposed business combination; (9) changes in applicable laws or regulations; (10) the possibility that AIA and Row 44 may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated from time to time in the proxy statement filed by Global Eagle with the SEC, including those under "Risk Factors" therein, and other filings with the SEC by Global Eagle. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Global Eagle, AIA and Row 44 undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Investor: James Graf, Global Eagle

jgraf@geacq.com

(310) 209-7280

Media: Jeff Pryor, Priority PR

jeff@prioritypr.net

(310) 954-1375